Exhibit 4.5

Name of Subscriber:

(Please Print Your Name Here)

CONKWEST, INC.

SUBSCRIPTION AND SECURITIES PURCHASE AGREEMENT

UNITS

Conkwest, Inc.

The Plastino Building

2533 South Coast Highway 101, Suite 210

Cardiff-by-the-Sea, CA 92007-2133

Phone: (858) 633-0300

Fax: (858) 380-1999

Re:         Units of Conkwest, Inc.

Article 1

Subscription

Section 1.1        Subscription. The undersigned (the “Subscriber”) hereby irrevocably subscribes for and agrees to purchase from Conkwest. Inc. (the “Company”) that number of Units (the “Units”) of the Company, with each Unit consisting one share of Series C Preferred Stock of the Company (the “Shares”) and a three- year warrant to purchase an additional VI of a share of Common Stock at an initial exercise price equal to $3.00 per share (the “Warrants”) set forth below and on the signature page hereof, at a purchase price per Unit of $2.40, for an aggregate purchase price in the dollar amount set forth below and on the signature page hereof, on the terms and conditions described in this Subscription and Securities Purchase Agreement (this “Agreement”).

Number of Units:	________________

Aggregate Purchase Price of Units:	$

NOTICE TO SUBSCRIBERS: YOU MUST COMPLETE THE ACCREDITED INVESTOR CERTIFICATION FOUND AT THE END OF THIS SUBSCRIPTION AND SECURITIES PURCHASE AGREEMENT AND CHECK AT LEAST ONE APPROPRIATE BOX CERTIFYING YOUR STATUS AS AN ACCREDITED INVESTOR IN ORDER TO SUBSCRIBE FOR UNITS UNDER THIS AGREEMENT.

Section 1.2        Payment for Units. The undersigned shall deliver to the Escrow Agent, pursuant to the Escrow Agreement attached to the accompanying Private Placement Memorandum as Exhibit D, with this Agreement, immediately available funds in the amount of the purchase price of the Units herein subscribed for in the form of a wire transfer using the following instructions:

Citibank, N.A. A/C of: A/C#: ABM: SWIFT Code: REFERENCE:

Section 1.3        Legally Binding; Acceptance or Rejection by Company. The undersigned acknowledges that this is a legally binding subscription agreement and the undersigned may not withdraw this subscription, but that the Company reserves the right, in its sole discretion, to accept or reject this subscription in whole or in part.

If this subscription is rejected in part by the Company, then the difference between the subscription amount paid to the Company and the subscription price allocable to the Units for which this subscription is accepted will be returned promptly to the undersigned, without interest. If this subscription is rejected in its entirety, then the subscription amount paid to the Company will be promptly returned to the undersigned without deduction and without interest, and this Agreement shall have no further force or effect.

Article 2

Investor Representations, Warranties and Covenants

The undersigned makes the following representations, warranties and covenants with the intent that the same will be relied upon by the Company:

Section 2.1        Information.   The undersigned acknowledges that the undersigned has been offered the opportunity to obtain information, to verify the accuracy of the information received by the undersigned, to evaluate the merits and risks of this investment and to ask questions and receive satisfactory answers concerning the terms and conditions of this investment. The Company has made its officers available to the undersigned to answer questions concerning the Company and the investment being made hereby. In making the decision to purchase the Units, the undersigned has relied and will rely solely upon independent investigations made by the undersigned. The undersigned is not relying on the Company with respect to any tax or other economic considerations involved in this investment. Other than as set forth in Article 3 hereof, no representations or warranties have been made to the undersigned by the Company. The undersigned has been encouraged by the Company to consult with the undersigned’s own attorneys and other advisors with respect to all matters concerning this investment, has been given adequate opportunity to so consult, and has done so to the extent the undersigned has deemed appropriate. The undersigned has reviewed the package of materials accompanying this Agreement, including a Private Placement Memorandum, and the undersigned understands that copies of the Company’s other organizational documents (Certificate of Incorporation and Bylaws) are available from the Company upon request.

Section 2.2        Not a Registered Offering.   The undersigned understands that the Units and the securities underlying the Units to be issued hereunder have not been and are not being registered with the Securities and Exchange Commission (the “SEC”) nor with the governmental entity charged with regulating the offer and sale of securities under the securities laws and regulations of the state of residence of the undersigned, and that such Units are being offered and sold pursuant to the exemptions from registration provided in Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”) and in Regulation D (“Regulation D”) promulgated under the 1933 Act by the SEC, and pursuant to limited exemptions provided in the “Blue Sky” laws of the state of residence of the undersigned, and that no governmental agency has recommended or endorsed the Units or made any finding or determination relating to the fairness of the investment terms or the suitability of an investment in the Units by the undersigned. The undersigned is unaware of, and is in no way relying on, any form of general solicitation or general advertising in connection with the offer and sale of the Units. The undersigned is purchasing the Units without being furnished any Offering or sales literature or prospectus, other than the Private Placement Memorandum and other materials contained in the subscription package of which this Agreement is a part.

Section 2.3        Purchase for Investment.   The undersigned is subscribing for and acquiring the Units solely for his, her or its own account for investment purposes and not with a view to, or with any intention of, a distribution, sale or subdivision to or for the account of any other individual, corporation, firm, partnership, limited liability company, joint venture, association or person.

Section 2.4        Accredited Investor and other Investment Representations.   The undersigned represents and warrants that the undersigned is an “accredited investor” as defined in Rule 501(a) of Regulation D under the 1933 Act and that the undersigned has accurately completed the Accredited Investor Certification which appears at the end of this Agreement.

Section 2.5        Restrictions on Transfer: Other Restrictions.

(a)        The undersigned understands and agrees that because the offer and sale of the Units subscribed for herein have not been registered under federal or state securities laws, the Units (including any securities issuable upon conversion or exercise thereof) acquired may not at any time be sold or otherwise disposed of by the undersigned unless they are registered under the 1933 Act or there is applicable to such sale or other disposition one of the exemptions from registration set forth in the 1933 Act, the rules and regulations of the SEC thereunder and applicable state law. The Company has no obligation to register the securities underlying the Units or to permit their sale other than in strict compliance with the 1933 Act, SEC rules and regulations thereunder, and applicable state law. The undersigned recognizes that as a result of the aforementioned restrictions, there is currently no public market for the Units subscribed for hereunder. Unless and until the securities underlying the Units are registered for resale, the undersigned expects to hold the Units (and any securities issuable upon conversion thereof) for an indefinite period and understands that the undersigned will not readily be able to liquidate this investment even in case of an emergency.

(b)        Reserved.

(c)        In addition to any legends required by the authorities of any state in connection with the issuance or sale of the Units, the certificate(s) evidencing the Shares and the Warrants (and any securities issued upon conversion or exercise thereof) shall have endorsed on the front or back thereof legends substantially as follows:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING THESE SECURITIES UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT OR UNDER APPLICABLE STATE SECURITIES LAWS.”

Section 2.6        Investment Risks.   The undersigned represents that he, she or it has such knowledge and experience in financial and business matters that he, she or it is capable of evaluating the merits and risks of an investment in the Units. The undersigned recognizes that the Company is a development stage company with no financial or operating history; that the development and testing of medical treatments and therapies is difficult, time-consuming and expensive; that an investment in the Company is highly speculative and involves very significant risks; and that these risks include (but are not limited to) the risks specifically listed in the Private Placement Memorandum accompanying this Agreement. If the Company is unable to overcome or successfully manage these and other risks, it may never become profitable or be able to implement its intended business plan, and investors may lose their entire investment. The undersigned is capable of bearing the economic risks of an investment in the Units, including, but not limited to, the possibility of a complete loss of the undersigned’s investment, as well as limitations on the transferability of the securities underlying the Units, which may make the liquidation of an investment in the Units difficult or impossible for the indefinite future. The undersigned acknowledges that he, she or it has been advised to seek his, her or its own independent counsel from attorneys, accountants and other advisors with respect to an investment in the Units.

Section 2.7        Residence.   The undersigned, if a natural person, is a bona fide resident of the state set forth in his or her address on the signature page to this Agreement. The undersigned, if an entity, has its principal place of business at the mailing address set forth on the signature page of this Agreement.

Section 2.8        Investor Information; Survival of Representations and Warranties and Covenants.   The representations, warranties, covenants and agreements contained in this Article 2 shall survive the execution and acceptance hereof and the issuance of the Units to the undersigned. Any information that the undersigned is furnishing to the Company in this Agreement is correct and complete as of the date of this Agreement, and if there should be any material change in such information prior to the undersigned’s admission as a shareholder of the Company, the undersigned will immediately furnish such revised or corrected information to the Company.

Section 2.9        Due Organization.   If the undersigned is a corporation, partnership or limited liability company, the undersigned is duly organized, validly existing and in good standing under the jurisdiction of its organization, has all requisite power and authority to own, lease and operate its properties, to carry on its business as currently being conducted, to enter into this Agreement, to perform its obligations hereunder and to acquire and own the Units.

Section 2.10        Due Authorization.   If the undersigned is a corporation, partnership or limited liability company, the execution, delivery and performance by the undersigned of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the undersigned.

Section 2.11        Capacity.   If the undersigned is an individual, the undersigned has the capacity to execute, deliver and perform this Agreement.

Section 2.12        Enforceability.   This Agreement will be, upon its execution and delivery and upon acceptance by the Company, a valid and binding obligation of the undersigned, enforceable against the undersigned in accordance with its terms.

Section 2.13        No Conflicts.   Neither the execution, delivery or performance by the undersigned of this Agreement, nor the consummation by the undersigned of the transactions contemplated hereby, will (A) conflict with or result in a breach of any provision of the undersigned’s certificate of incorporation, bylaws or other organizational documents (if applicable), (B) cause a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any agreement, instrument or obligation to which the undersigned is a party or (C) violate any law, statute, rule, regulation, judgment, order, writ, injunction or decree of any court, administrative agency or governmental body, in each case applicable to the undersigned or its properties or assets.

Section 2.14        No Approvals.   No filing with, and no permit, authorization, consent or approval of, any person (governmental or private) is necessary for the execution, delivery and performance of this Agreement by the undersigned or for the consummation by the undersigned of the transactions contemplated by this Agreement.

Section 2.15        Brokerage Commissions and Finders’ Fees.   Neither the undersigned nor anyone acting on behalf of the undersigned has taken any action which has resulted, or will result, in any claims for brokerage commissions or finders’ fees by any person in connection with the transactions contemplated by this Agreement. However, the undersigned acknowledges that the Company may in its discretion pay finders’ fees and/or brokerage commissions to one or more persons engaged by the Company in connection with this offering.

Article 3

Company Representations and Warranties

The Company makes the following representations and warranties with the intent that the same may be relied upon by the undersigned:

Section 3.1        Due Organization.   The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease and operate its properties, to carry on its business as currently being conducted, to enter into this Agreement, to perform its obligations hereunder and to issue the Units.

Section 3.2        Due Authorization.   The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company.

Section 3.3        Enforceability.   This Agreement is, or upon its acceptance, execution and delivery by the Company will be, a valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms.

Section 3.4        No Conflicts.   Neither the execution, delivery or performance by the Company of this Agreement, nor the consummation by the Company of the transactions contemplated hereby, will (A) conflict with or result in a breach of any provision of the Company’s certificate of incorporation or bylaws, (B) cause a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any agreement, instrument or obligation to which the Company is a party or (C) violate any law, statute, rule, regulation, judgment, order, writ, injunction or decree of any court, administrative agency or governmental body, in each case applicable to the Company or its properties or assets.

Section 3.5        No Approvals.   Assuming the accuracy of the representations and warranties contained in Article 2, no filing with, and no permit, authorization, consent or approval of, any person (governmental or private) is necessary for the execution, delivery and performance of this Agreement by the Company or for the consummation by the Company of the transactions contemplated by this Agreement, other than filings under applicable Federal and state securities laws.

Article 4

Registration Rights

REGISTRATION RIGHTS

If the Company shall decide to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the 1933 Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the 1933 Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the stock option or other employee benefit plans, then the Company shall send to each Subscriber a written notice of such determination and, if within fifteen days after the date of such notice, any such Subscriber shall so request in writing, the Company shall include in such registration statement, all or any part of Subscriber’s shares of Common Stock underlying the Series C Preferred Stock and the Warrants (collectively, the “Registrable Securities”) such Subscriber requests to be registered; provided, however, that, the Company shall not be required to register any Registrable Securities pursuant to this section that are eligible for resale without restriction pursuant to Rule 144 promulgated under the 1933 Act or that are the subject of a then effective registration statement; provided, further, however:

(i)        if the registration statement is an offering to be made on a continuous basis pursuant to Rule 415 and is not on a Form S-3, and the SEC advises the Company that all of the Registrable Securities which such Subscribers have requested to be registered may not be included under Rule 415(a)(i), then the number of Registrable Securities to be registered for each Subscriber shall be reduced pro-rata among all the Subscribers to an amount to which is permitted by the SEC for resale under Rule 415(a)(i) and each Subscriber shall have the right to designate which of its Registrable Securities shall be omitted from the registration statement; provided, further, however, the Registrable Securities hereunder shall have first priority over shares being registered by any other third parties other than the Company; and

(ii)        if the registration so proposed by the Company involves an underwritten offering of the securities so being registered for the account of the Company, to be distributed by or through one or more underwriters of recognized standing, and the managing underwriter of such underwritten offering shall advise the Company in writing that, in its opinion, the distribution of all or a specified portion of the Registrable Securities which the Subscriber have requested the Company to register and otherwise concurrently with the securities being distributed by such underwriters will materially and adversely affect the distribution of such securities by such underwriters (such opinion to state the reasons therefor), then the Company will promptly furnish each such Subscriber of Registrable Securities with a copy of such opinion, and by providing such written notice to each such Subscriber, such Purchaser may be denied the registration of all or a specified portion of such Registrable Securities (in case of such a denial as to a portion of such Registrable Securities, such portion to be allocated pro rata among the Subscribers); provided, however, shares to be registered by the Company for issuance by the Company shall have first priority, each holder of Registrable Securities hereunder shall have second priority, and any other shares being registered on account of other third parties shall have third priority.

Article 5

Miscellaneous Provisions

Section 5.1        Notices and Addresses.   All notices, requests, consents and other communications required or permitted to be given under this Agreement or that the Company may be required or may desire to send to you as a shareholder of the Company, pursuant to applicable law, the Company’s Certificate of Incorporation, By-laws, contract or otherwise shall be in writing, shall be addressed (a) if to the Company, as set forth below (unless and until changed by the Company by notice given in accordance with this Section 5.1), and (b) if to the undersigned, as set forth on the signature page of this Agreement (unless and until changed by the undersigned, either by notice given in accordance with this Section 5.1 or by a general request in writing to change the contact information for the undersigned in the records of the Company), and shall be delivered (i) by hand, which delivery shall be effective at the time of actual delivery; (ii) by telecopy or facsimile transmission (if the recipient has provided a telecopy or facsimile number for delivery of such transmissions), which delivery shall be effective upon acknowledgment or confirmation of receipt through electronic confirmation or otherwise; (iii) by email or other electronic transmission (if the recipient has provided an email or other similar address for delivery of such transmission), which delivery shall be effective upon transmission unless the transmitting party receives an electronic notification that delivery has not been successful; (iv) by overnight courier, which delivery shall be effective upon actual delivery as established by the records of the courier service; or (v) by registered or certified mail, return receipt requested, postage prepaid, which delivery shall be effective upon the earlier of (A) the date of actual delivery as established by such return receipt or (B) the fifth (5th) business day following the day such mailing is made. Notwithstanding the foregoing provisions regarding effective delivery, notices to the Company shall in all events be effective only upon actual receipt. Initial notice information for the Company as contemplated in clause (a) above is as follows:

Conkwest, Inc.

The Plastino Building

2533 South Coast Highway 101, Suite 210

Cardiff-by-the-Sea, CA 92007-2133

Attn: Chief Executive Officer

Phone: (858) 633-0300

Fax: (858) 380-1999

Email: bsimon@conkwest.com

Section 5.2        Governing Law; Jurisdiction.   THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAWS PRINCIPLES. THE COMPANY AND THE UNDERSIGNED EACH (i) HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY DELAWARE STATE COURT OR UNITED STATES FEDERAL COURT SITTING IN NEW YORK WITH RESPECT TO ANY ACTION OR PROCEEDING BASED UPON, RELATING TO OR ARISING OUT OF OR [N CONNECTION WITH THIS AGREEMENT; (ii) IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED EXCLUSIVELY IN SUCH NEW YORK STATE OR FEDERAL COURT; (iii) WAIVES ANY OBJECTION TO VENUE IN ANY SUCH NEW YORK STATE OR FEDERAL COURT IN RESPECT OF ANY SUCH ACTION OR PROCEEDING AND ANY OBJECTION TO ANY SUCH ACTION OR PROCEEDING IN ANY SUCH DELAWARE STATE OR FEDERAL COURT ON THE BASIS OF A NON-CONVENIENT FORUM; AND (iv) WAIVES HIS, HER OR ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON, RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

Section 5.3        Assignability.   This Agreement and the rights, interests and obligations hereunder are not transferable or assignable by the undersigned without the prior written consent of the Company, and the undersigned acknowledges and agrees that any transfer or assignment of the securities underlying the Units shall be made only in accordance with all applicable laws and in accordance with all applicable corporate and contractual restrictions binding upon the undersigned and/or the Units.

Section 5.4        Successors and Assigns.   This Agreement shall be binding upon and inure to the benefit of the parties hereto, and each of their respective legal representatives and permitted successors.

Section 5.5        Counterparts.   This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, with the same effect as if all parties had executed the same document, in which event each such counterpart shall constitute an original and all such counterparts collectively shall be construed together and shall constitute a single agreement. The parties agree that signatures transmitted by facsimile or by electronic mail in PDF format shall be binding upon the party transmitting the same and shall have the same effect as original signatures.

Section 5.6        Modifications to Be in Writing.   This Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter hereof and no amendment, restatement, modification or alteration will be binding unless the same is in writing signed by the party against whom such amendment, restatement, modification or alteration is sought to be enforced.

Section 5.7        Captions.   The captions contained in this Agreement are inserted for convenience of reference only and shall not modify or affect the interpretation of any of the terms or provisions of this Agreement.

Section 5.8        Validity and Severability.   If any court of competent jurisdiction determines that any provision, or any portion thereof, contained in this Agreement is invalid or unenforceable in any respect, then (i) such provision shall be deemed limited to the extent that such court determines it to be enforceable, and as so limited shall remain in full force and effect, and (ii) all other provisions of this Agreement shall remain in full force and effect. If such court determines any such provision, or portion thereof, to be wholly invalid or unenforceable, such decision shall not affect the validity or enforceability of any other provision of this Agreement, all of which other provisions shall nevertheless remain in full force and effect.

Section 5.9        Statutory References.   Each reference in this Agreement to a particular statute or regulation, or a provision thereof, shall be deemed to refer to such statute or regulation, or provision thereof, and to any similar, amended or superseding statute or regulation, or provision thereof, as is from time to time in effect.

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If the subscriber is an INDIVIDUAL, or if purchased as JOINT TENANTS, as TENANTS IN COMMON, or as TENANTS BY THE ENTIRETY:

Print Name(s)	Social Security Number(s)

Signature(s) of subscriber(s)	Signature(s) of subscriber(s)

Address and notice information:
Number of Units:
Aggregate Purchase Price of Units:

Date:
Facsimile No.: ( )

Email address:

If the subscriber is a PARTNERSHIP, CORPORATION, LLC or TRUST:

Print Name of Entity	Federal Taxpayer ID Number

By: Name: Title:	State of Organization

Address and notice information:
Number of Units:
Aggregate Purchase Price of Units:
Date:	Attn:

Facsimile No.: ( )

Email address:

SUBSCRIPTION ACCEPTED AND AGREED TO this day of , .

Conkwest, Inc.

By: Barry Simon, Chief Executive Officer

ACCREDITED INVESTOR QUESTIONNAIRE

IN CONNECTION WITH INVESTMENT IN

COMMON STOCK AND WARRANTS OF

CONKWEST, INC., A DELAWARE CORPORATION

TO :     Barry J. Simon, M.D., CEO

Conkwest, Inc.

2533 South Coast Highway 101, Suite 210

Cardiff-by-the-Sea, California 92007-2133

INSTRUCTIONS

PLEASE ANSWER ALL QUESTIONS. If the appropriate answer is “None” or “Not Applicable”, so state. Please print or type your answers to all questions. Attach additional sheets if necessary to complete your answers to any item.

Your answers will be kept strictly confidential at all times. However, Conkwest, Inc. (the “Company”) may present this Questionnaire to such parties as it deems appropriate in order to assure itself that the offer and sale of securities of the Company will not result in a violation of the registration provisions of the Securities Act of 1933, as amended, or a violation of the securities laws of any state.

1.	Please provide the following information:

Name:

Name of additional purchaser:

(Please complete information in Question 5)

Date of birth, or if other than an individual, year of organization or incorporation:

2.	Residence address, or if other than individual, principal office address:

Telephone number:

Social Security Number or Taxpayer Identification Number:

3.	Business address:

Business telephone number:

4.	Send mail to: Residence Business

5.         With respect to tenants in common, joint tenants and tenants by the entirety, complete only if information differs from that above:

Residence address:

Telephone number:

Social Security Number:

Taxpayer Identification Number:

Business address:

Business telephone number:

Send mail to:                                 Residence                                 Business

6.         Please describe your present or most recent business or occupation and indicated such information as the nature of your employment, how long you have been employed there, the principal business of your employer, the principal activities under your management or supervision and the scope (e.g. dollar volume, industry rank, etc.) of such activities:

7.         Please state whether you (i) are associated with or affiliated with a member of the Financial Industry Regulatory Association, Inc. (“FINRA”), (ii) are an owner of stock or other securities of FINRA member (other than stock or other securities purchased on the open market), or (iii) have made a subordinated loan to any FINRA member:

______	______
Yes	No

If you answered yes to any of (i) — (iii) above, please indicate the applicable answer and briefly describe the facts below:

8A.        Applicable to Individuals ONLY. Please answer the following questions concerning your financial condition as an “accredited investor” (within the meaning of Rule 501 of Regulation D). If the purchaser is more than one individual, each individual must initial an answer where the question indicates a “yes” or “no” response and must answer any other question fully, indicating to which individual such answer applies. If the purchaser is purchasing jointly with his or her spouse, one answer may be indicated for the couple as a whole:

8.1	Does your net worth* (or joint net worth with your spouse) exceed $1,000,000?

______	______
Yes	No

8.2         Did you have an individual income** in excess of $200,000 or joint income together with your spouse in excess of $300,000 in each of the two most recent years (2012 and 2013) and do you reasonably expect to reach the same income level in the current year (2014)?

______	______
Yes	No

8.3	Are you an executive officer of the Company?

______	______
Yes	No

* For purposes hereof, net worth shall be deemed to include ALL of your assets, liquid or illiquid MINUS any liabilities. For purposes of calculating net worth, (i) YOUR primary residence shall not be included as an asset, (ii) to the extent that the indebtedness that is secured by the primary residence is in excess of the fair market value of the primary residence, the excess amount shall be included as a liability, and (iii) if the amount of outstanding indebtedness that is secured by the primary residence exceeds the amount outstanding 60 days prior to the execution of this Questionnaire, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability.

** For purposes hereof, the term “income” is not limited to “adjusted gross income” as that term is defined for federal income tax purposes, but rather includes certain items of income which are deducted in computing “adjusted gross income”. For investors who are salaried employees, the gross salary of such investor, minus any significant expenses personally incurred by such investor in connection with earning the salary, plus any income from any other source including unearned income, is a fair measure of “income” for purposes hereof. For investors who are self-employed, “income” is generally construed to mean total revenues received during the calendar year minus significant expenses incurred in connection with earning such revenues.

8.B        Applicable to Corporations, Partnerships, Trusts, Limited Liability Companies and other Entities ONLY:

The purchaser is an accredited investor because the purchaser falls within at least one of the following categories (Check all appropriate lines):

__	(i) a bank as defined in Section 3(a)(2) of the Act or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity;

__	(ii) a broker-dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended;

__	(iii) an insurance company as defined in Section 2(13) of the Act;

__	(iv) an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Act”) or a business development company as defined in Section 2(a)(48) of the Investment Act;

__	(v) a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended;

__

(vi) a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, where such plan has total assets in excess of

$5,000,000;

__	(vii) an employee benefit plan within the meaning of Title 1 of the Employee Retirement Income Security Act of 1974, as amended (the “Employee Act”), where the investment decision is made by a plan fiduciary, as defined in Section 3(21) of the Employee Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or an employee benefit plan that has total assets in excess of $5,000,000, or a self-directed plan the investment decisions of which are made solely by persons that are accredited investors;

__	(viii) a private business development company, as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended;

__	(ix) an organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

__	(x) a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a “sophisticated” person, as described in Rule 506(b)(2)(ii) promulgated under the Act, who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment;

__	(xi) an entity in which all of the equity investors are persons or entities described above (“accredited investors”). ALL EQUITY OWNERS MUST COMPLETE “EXHIBIT A” ATTACHED HERETO.

9.A        Do you have sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks associated with investing in the Company?

______	______
Yes	No

ANSWER QUESTION 9B ONLY IF THE ANSWER TO QUESTION 9A WAS “NO.”

9.B        If the answer to Question 9A was “NO,” do you have a financial or investment adviser (a) that is acting in the capacity as a purchaser representative and (b) who has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks associated with investing in the Company?

______	______
Yes	No

If you have a financial or investment adviser(s), please identify each such person and indicate his or her business address and telephone number in the space below. (Each such person must complete, and you must review and acknowledge, a separate Purchaser Representative Questionnaire which will be supplied at your request).

10.        You have the right, will be afforded an opportunity, and are encouraged to investigate the Company and review relevant factors and documents pertaining to the officers of the Company, and the Company and its business and to ask questions of a qualified representative of the Company regarding this investment and the properties, operations, and methods of doing business of the Company.

Have you or has your purchaser representative, if any, conducted any such investigation, sought such documents or asked questions of a qualified representative of the Company regarding this investment and the properties, operations, and methods of doing business of the Company?

______	______
Yes	No

If so, briefly describe:

If so, have you completed your investigation and/or received satisfactory answers to your questions?

______	______
Yes	No

11.        Do you understand the nature of an investment in the Company and the risks associated with such an investment?

______	______
Yes	No

12.        Do you understand that there is no guarantee of any financial return on this investment and that you will be exposed to the risk of losing your entire investment?

______	______
Yes	No

13.        Do you understand that this investment is not liquid?

______	______
Yes	No

14.        Do you have adequate means of providing for your current needs and personal contingencies in view of the fact that this is not a liquid investment?

______	______
Yes	No

15.        Are you aware of the Company’s business affairs and financial condition, and have you acquired all such information about the Company as you deem necessary and appropriate to enable you to reach an informed and knowledgeable decision to acquire the Interests?

______	______
Yes	No

16.        Do you have a “pre-existing relationship” with the Company or any of the officers of the Company?

______	______
Yes	No

(For purposes hereof, “pre-existing relationship” means any relationship consisting of personal or business contacts of a nature and duration such as would enable a reasonably prudent investor to be aware of the character, business acumen, and general business and financial circumstances of the person with whom such relationship exists.)

If so, please name the individual or other person with whom you have a pre-existing relationship and describe the relationship:

17.        Exceptions to the representations and warranties made in Section 3.2 of the Securities Purchase Agreement (if no exceptions, write “none” — if left blank, the response will be deemed to be “none”):

Dated:

If purchaser is one or more individuals (all individuals must sign):

(Type or print name of prospective purchaser)

Signature of prospective purchaser

Social Security Number

(Type or print name of additional purchaser)

Signature of spouse, joint tenant, tenant in common or other signature, if required

Social Security Number